ENDURANCE EXPLORATION APPOINTED CUSTODIAN OF THE S.S. CONNAUGHT

CLEARWATER, FLORIDA, November 5 2014

Endurance Exploration Group, Inc. (OTCQB: EXPL) (“Endurance” or the “Company”), a company specializing in shipwreck research, survey and recovery, announced the U.S. District Court for the Middle District of Florida, Tampa Division (the “Court”) issued a warrant for the arrest of the shipwreck Connaught and has taken jurisdiction over the wreck.  The U.S. Marshal’s arrested the hull fragments collected by Endurance.  Subsequent to the arrest, Endurance was appointed, by the Court, as Substitute Custodian of the recovered hull fragment artifacts and any future artifacts recovered from the Connaught.

Endurance CEO, Micah Eldred, said, “This completes our first legal steps to establish our Company as salvor-in-possession of the wreck and, depending on the nature and extent of any claims, will eventually allow us a substantial salvage claim or full title to the ship and its cargo including the gold coins we believe are still on board.”  Mr. Eldred went on to say, “We now move Endurance forward to fund and plan the recovery of the Connaught in the spring or summer of 2015, but we also intend to begin our search for our next target Black Marlin, as soon as possible.”

About the S.S. Connaught:

Built in Ireland and launched in 1860, the 380-foot iron-hulled side-wheel steamer S.S. Connaught was lauded as one of the largest and most luxurious ocean-going liners in service, a true Titanic of her time. Upon sinking on only her second voyage, the S.S. Connaught became best known for her role in what has been called one of the most courageous, daring and successful rescues in maritime history.  All 591 of the ships passengers were saved by the heroic effort of a tiny fruit transport ship, the Minni Schiffer and her Captain, John Wilson.  The Connaught sank on her way from St. John’s, Newfoundland to Boston, Massachusetts with a shipment of £10,000 of gold coins, possibly intended for the use by a visiting member of the British royal family, as well as the valuables of many of the passengers.

About the shipwreck code-named Black Marlin:

The Black Marlin is an 18th century merchant ship carried 4 separate silver shipments including bullion and coins.  Based upon archival research, Endurance estimates the Black Marlin coin count at 400,000 to 500,000.  The Company has secured the legal right to locate the ship and recover her cargo while retaining 70% of its value.

About Endurance Exploration Group, Inc.:

Endurance Exploration Group, Inc. specializes in shipwreck research, subsea search, survey and recovery of lost ship containing valuable cargoes.  Over the last 5 years, Endurance has developed a research database of over 1,400 ships that are known to be lost, in the various oceans of the world, with valuable cargoes.  Endurance operates the research vessel Haganes, side-scan sonar, Shackelton-1 and an ROV, Squirt.

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Cautionary Information Regarding Forward-Looking Statements.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates,” “will,” or “plans” to be uncertain and forward looking.  The forward-looking statements contained herein are also subject generally to other risks and uncertainties including but not limited to legal and operational risks of offshore, historic shipwreck recovery.

Forward-looking statements contained in this press release are made under the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995.  Any such statements are subject to risks and uncertainties that could cause actual results to differ materially from the anticipated.  The information contained in this release is as of XXXX, 2014.  Endurance Exploration Group, Inc. assumes no obligation to update forward-looking statements contained in this press release as the result of new information or future events or developments.

Contact Information:

Guy M. Zajonc, J.D.

Director & VP of Business Development

(509) 448-1328

guyz@eexpl.com